UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2025

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
-----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Incentive Stock Options to Executive Officers.

On January 29, 2025, the Compensation Committee of the Board of Directors of Catheter Precision, Inc. (the “Company”) awarded incentive stock option grants to the following executive officers of the Company pursuant to the Company’s 2023 Executive Incentive Plan:

David Jenkins, Chairman of the Board and Chief Executive Officer

Mr. Jenkins received options to purchase 450,000 shares of Company common stock at an exercise price of $0.42. The options have a term of ten years and vest according to the following schedule:

●	90,000 shares vested on January 29, 2025
●	120,000 shares vest on January 29, 2026
●	120,000 shares vest on January 29, 2027, and
●	120,000 shares vest on January 29, 2028.

Marie-Claude Jacques, Chief Commercial Officer

Ms. Claude received options to purchase 250,000 shares of Company common stock at an exercise price of $0.42. The options have a term of ten years and vest according to the following schedule:

125,000 options vest as follows:

●	20% vested on January 29, 2025
●	20% vest on January 29, 2026
●	20% vest on January 29, 2027
●	20% vest on January 29, 2028, and
●	20% vest on January 29, 2029.

An additional 125,000 options vest as follows:

●	25% vest on March 31, 2025 if Q1 2025 sales targets are achieved
●	25% vest on June 30, 2025 if Q2 2025 sales targets are achieved
●	25% vest on September 30, 2025 if Q3 2025 sales targets are achieved, and
●	25% vest on December 31, 2025 if Q4 2025 sales targets are achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: February 4, 2025
By: /s/ Philip Anderson
Philip Anderson
Chief Financial Officer